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                                                                   EXHIBIT 11.1

                         TRIQUINT SEMICONDUCTOR, INC.
                                 EXHIBIT 11.1

                      CALCULATION OF NET INCOME PER COMMON
                           AND COMMON EQUIVALENT SHARE
                   (In thousands, except per share information)

                                                          THREE MONTHS ENDED
                                                       ------------------------
                                                       MARCH 31,     MARCH 31,
                                                         1997           1996
                                                       ---------     ---------
Net income (loss)                                       $ 1,767       $   910
                                                        -------       -------
                                                        -------       -------
Primary weighted average number of
   common and common equivalent
   shares outstanding                                     9,020         8,590
                                                        -------       -------
                                                        -------       -------
Net income (loss) per common
   and common equivalent share                          $  0.20       $  0.11
                                                        -------       -------
                                                        -------       -------
Fully dilluted weighted average number of
   common and common equivalent
   shares outstanding                                     9,020         8,590
                                                        -------       -------
                                                        -------       -------
Net income (loss) per common
   and common equivalent share                          $  0.20       $  0.11
                                                        -------       -------
                                                        -------       -------


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